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                                                                   Exhibit 10.13


THIS AGREEMENT is made the 1st day of February 1999

BETWEEN


(1) Lite Charter (China) Limited, a limited company incorporated in Hong Kong whose registered office is situate at Block A2, 8th Floor, Yip Fung Industrial Building, 28-36 Kwai Fung Crescent, Kwai Chung, New Territories, Hong Kong ("Party A") of the one part; and

(2) Cheng Chao Ming of Rooms 1006, 1008 and 1009, West Tower, Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong ("Party B") of the other part.

WHEREBY IT IS AGREED:

1. Party A agrees to engage Party B as its consultant to provide various consultancy services ("the Consultancy Services") to its clients on the various consultancy projects undertaken or intended to be undertaken by Party A ("the Consultancy Projects"). Party B agrees to accept the engagement in accordance with the terms and conditions and hereinafter provided.

2. The Consultancy Services to be provided by Party B shall include the follows:

                  (a) To give preliminary advice and opinions on the feasibility of the Consultancy Projects to Party A and its clients;

                  (b) To negotiate with Party A's clients for the terms and conditions upon which the Consultancy Services shall be provided;

                  (c) To prepare consultancy agreements ("the Consultancy Agreements") to be entered between Party A and its clients for the provision of the Consultancy Services;


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                  (d)      To prepare and provide detailed plannings and
                           proposals for consideration by Party A and its clients; and

                  (e) To perform the works under and in strict adherence to and compliance with the Consultancy Agreements.

3. In providing/performing the Consultancy Services, Party B shall:

                  (a) conduct diligently such analysis, inspections, plannings, co-ordination, negotiation, travelling, conference holding, promotional activities, functional events, ceremony holding, discussion, studying, reporting and all other matters as may be necessary for or incidental to the proper performance of the Consultancy Services; and

                  (b) give such advice, opinions and recommendations from time to time as to the progress of the Consultancy Projects to Party A and its clients.

4. In performing the Consultancy Services, Party B may and shall have the authorities on behalf of Party A:

                  (a) to engage solicitors, accountants or such other professionals as may be necessary for the purposes of obtaining professional advice and opinions; and

                  (b) generally to incur such expenses as may be necessary for or incidental to the proper performance of the Consultancy Services.

5. Party A undertakes:

                  (a) To provide full supporting services to facilitate Party B in the performance of the Consultancy Services, including the provision of


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                           office space and facilities and clerical and
                           secretarial staffing supports; and

                  (b) To reimburse Party B of all such expenses incurred by Party B for travelling, entertainment, overseas accommodations etc. as may be necessary for the performance of the Consultancy Services.

6. In dealing with the clients of Party A, Party B shall ensure that each and every aspect of the Consultancy Services shall be provided in the name of Party A.

7. No employment relationship shall be created between Party A and Party B by virtue of anything stipulated in this Agreement.

8. During the continuance of this Agreement, Party B may accept other engagements or carry on its own business(es) PROVIDED that in accepting such other engagements or carrying on its own business(es) Party B shall not act in any way which would result in there being any competition (directly or indirectly) between Party A and Party B or any other person(s).

9. In performing the Consultancy Services, Party B shall ensure that any information in the business, the clients, the projects and all other aspects of Party A which shall come to the knowledge of Party B are strictly confidential and shall not under any circumstances be revealed, divulged, disclosed or conveyed to any other person except in strict compliance with the instructions given by Party A or such revelation, divulgence, disclosure or conveyance is necessarily made under the normal operation of the business of Party A.

10. The Consultancy Services are to be provided/performed by Party B on a best effort basis only PROVIDED that in giving any advice or opinion or recommendation, Party B shall bone fide hold the same AND PROVIDED FURTHER that Party B hereby warrants that it does hold and possess such expertise, competence, business and social


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relationship as to make it adequately equipped to provide/perform the
Consultancy Services.

11. In consideration of the provision of the Consultancy Services by Party B in the manners above-mentioned, Party A agrees that Party B shall receive an annual consultancy fee equal to 2% of the gross annual incomes (to be ascertained from the audited accounts) of Party A for every complete accounting year of service provided by Party B to Party A. In case the Consultancy Services is not provided for the whole of any complete accounting year of Party A, such consultancy fee shall be calculated pro-rata.

12. Party A hereby declares and warrants that the ambit of the Consultancy Services and the Consultancy Projects are of consultancy and organization nature only with a view to facilitating the implementation of the underlying projects contemplated by Party A's clients and do no (nor shall anything said above so construed) include any work involving the actual implementation of such underlying projects nor the actual realization thereof (including, but not limited to, any site formation work; building/premises/structure construction work machine/facility installation/assembling work; supervision thereof; etc.).

13. Party B undertakes that it shall perform its duties under this Agreement in such a manner that during any continuous period of 12 months, Party B shall not perform its duties under this Agreement in the Peoples Republic of China for any period or periods, the length or the aggregated length of which shall exceed 6 months.

14. Party B further undertakes that it shall perform all its duties under this Agreement outside the territories of the Hong Kong Special Administrative Region.

15. This Agreement shall be valid for a period of 3 years commencing on the date hereof PROVIDED that each of the parties may give to the other 3 month's prior written notice to terminate it. Such notice of termination may not be given by either party before the expiration of 18 months from the date hereof.


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16. Any notice required to be served or given under this Agreement shall be in writing and may be sent to the party's addresses given above by facsimile transmission or registered post. If sent by registered post, such notice shall be deemed to be received by the other party with 2 working days of such posting. If sent by facsimile transmission, such notice shall be deemed to be received upon confirmation of its transmission.

17. This Agreement shall take effect on 1st January 1999 and shall be deemed made on that day.

18. This Agreement shall be interpreted and governed by the English laws and the parties hereto submit to the non-exclusive jurisdictions of the English courts.


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SIGNED by Sit Yik Leung          )
                                 )
for and on behalf of Party A     )
                                 )
in the presence of :             )





SIGNED by Party B                )
                                 )
in the presence of :             )


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